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Keurig Dr Pepper to Acquire Disruptive Energy Drink Business GHOST
Addition of fast-growing brand accelerates KDP’s portfolio evolution towards consumer-preferred spaces
Disciplined transaction creates win-win alignment between GHOST and KDP

BURLINGTON, Mass., FRISCO, Tex., LAS VEGAS and CHICAGO (October 24, 2024) – Keurig Dr Pepper (NASDAQ: KDP) today announced that it has entered into a definitive agreement to acquire GHOST Lifestyle LLC and GHOST Beverages LLC (collectively “GHOST”). Founded in 2016, GHOST® is a lifestyle sports nutrition business with a portfolio anchored by GHOST® Energy, a leading ready-to-drink energy brand. GHOST’s net sales have more than quadrupled over the past three years, and GHOST Energy is one of the fastest-growing brands in the energy category, characterized by its unique identity, distinctive flavors and packaging, and strong consumer appeal.

Under the terms of the agreement, KDP will initially purchase a 60% stake in GHOST, which will be followed by the acquisition of the remaining 40% stake in 2028. The transaction is subject to customary closing conditions, with the initial step expected to close in late 2024 or early 2025. GHOST will continue to be led by co-founders, Dan Lourenco and Ryan Hughes, and will operate as part of KDP’s U.S. Refreshment Beverages segment.

The proposed transaction will substantially enhance KDP’s presence in the energy drink category, extending its reach to new consumers. KDP’s energy portfolio will now include multiple, powerful brands spanning lifestyle, performance, and other major occasions in the category. In addition to ready-to-drink energy, GHOST also has a presence in supplements and emerging positions in other liquid refreshment beverages.

Commenting on the announcement, Tim Cofer, KDP Chief Executive Officer, stated, “GHOST is a differentiated brand with significant growth potential, and we are excited to partner with its founders to take the business to the next level. This acquisition strengthens our position in the attractive energy drink category, accelerating our portfolio evolution toward consumer-preferred, growth-accretive spaces through a disciplined deal structure.”

Cofer continued, “The energy category is poised for continued long-term growth, which KDP expects to increasingly capture through our platform-based approach. KDP’s portfolio of complementary energy brands is aligned against distinctive consumer need states, and, together, these offerings will unlock significant growth and scale benefits across our entire DSD portfolio.”

GHOST CEO and Co-Founder Dan Lourenco added, “We could not be more excited to build the future of GHOST together with KDP. As we thought about our company’s next chapter, KDP’s track record of cultivating disruptive brands, similar challenger mindset, and shared vision for the energy category and beyond made it the right home for our brand and team. We are excited to pair KDP’s insights and capabilities with our products and people and know that together we will continue to scale and build GHOST towards our vision of a 100 year brand.”

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The Company will fully consolidate GHOST into its financial results upon close and expects the transaction to be neutral to modestly accretive to adjusted EPS starting in 2025. In the first stage of the transaction, the Company will make an initial cash investment of approximately $990 million in exchange for a 60% ownership stake in GHOST. Net of anticipated cash tax benefits with a net present value of approximately $140 million, the enterprise valuation at this step represents an approximate 3x net revenue multiple on a projected 2024 basis.
In the second stage of the transaction, KDP will purchase the outstanding 40% stake in 2028 at a pre-negotiated valuation scale that will reflect GHOST’s 2027 financial performance. Starting in mid-2025, KDP also expects to invest up to $250 million to transition GHOST Energy’s existing distribution agreements ahead of beginning to sell and distribute the brand through the Company’s direct store delivery network.

KDP plans to discuss the acquisition in greater detail on its third quarter 2024 results conference call to be held later this morning, Thursday, October 24, at 8:00 a.m. (ET).

BofA Securities served as financial advisor to Keurig Dr Pepper, with Cleary Gottlieb Steen & Hamilton LLP acting as legal advisor. Morgan Stanley & Co. LLC served as financial advisor to GHOST, with Winston & Strawn LLP acting as legal advisor.

Investors:

Investor Relations
Keurig Dr Pepper
T: 888-340-5287 / IR@kdrp.com
Keurig Dr Pepper Media:

Katie Gilroy
Keurig Dr Pepper
T: 781-418-3345 / katie.gilroy@kdrp.com

GHOST Media:

Carissa Bass
Startr Co.
T : 909-263-8083 / cizquierdo@startrco.com

Jillian Kwasizur
Startr Co.
T: 909-263-8083 / jkwasizur@startrco.com

About Keurig Dr Pepper
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of approximately $15 billion, we hold leadership positions in beverage categories including soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership

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model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott’s®, A&W®, Snapple®, Peñafiel®, 7UP®, Green Mountain Coffee Roasters®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 28,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us on LinkedIn.

About GHOST®
GHOST® is a lifestyle brand of sports nutrition products, energy drinks, dietary supplements, and apparel. GHOST® is disrupting the sports nutrition industry by creating a lifestyle movement that includes transparent innovative products, global distribution, immersive content, key influencer partnerships, and authentic collaborations with many of the world's leading flavor brands, including OREO®, Chips Ahoy!®, Sour Patch Kids®, Sonic® Drive-In, Warheads®, Swedish Fish® and Welch's®. GHOST® also entered the food space in 2024 with its launch of high-protein cereals. GHOST® products can be found at GNC, ghostlifestyle.com, and select global retailers in over 40 countries. For more information, visit ghostlifestyle.com or connect with the brand on Instagram, X, TikTok, or Twitch.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results following the proposed transactions with GHOST Lifestyle LLC (“GHOST”) and GHOST Beverages LLC, the anticipated benefits of the proposed transactions, including estimated synergies, the expected timing of completion of the proposed transactions and related transactions and other statements that are not historical facts. These statements are based on the current expectations of KDP's management, are not predictions of actual performance, and actual results may differ materially. Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in KDP's Annual Report on Form 10-K for the year ending December 31, 2023 and subsequent filings with the Securities and Exchange Commission. The Company is under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

These forward-looking statements are subject to a number of risks and uncertainties regarding the proposed transactions and the business of the Company, GHOST and its affiliates, and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the ability of the parties to successfully complete the proposed transactions on anticipated terms and timing, including obtaining required regulatory approvals and the satisfaction of other conditions to the completion of the proposed transactions, (ii) the Company's access to significant debt financing for the proposed transactions on a timely basis and reasonable terms and the impact such significant additional debt may have on the Company's ability to operate its business following the proposed transactions, (iii) risks relating to the integration of GHOST’s operations, products and employees into KDP and its subsidiaries and the possibility that the anticipated synergies and other benefits of the proposed transactions will not be realized or will not be realized within the expected timeframe and (iv) risks relating to the businesses of KDP, GHOST and their subsidiaries and the industries in which they operate and will operate following the proposed transactions. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any

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forward-looking statement made herein speaks only as of the date of this document. KDP is not under any obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.